As filed with the Securities and Exchange Commission on July 12, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TRANS WORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	13-3738518
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

545 Fifth Avenue, Suite 940, New York, New York	10017
(Address of principal executive offices)	(Zip code)

Trans World Corporation 2014 Equity Incentive Plan

(Full title of the plan)

Rami S. Ramadan

President and Chief Executive Officer

Trans World Corporation

545 Fifth Avenue, Suite 940

New York, New York   10017

(Name and address of agent for service)

(212) 983-3355

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	250,000 shares	$930,000	$930,000	$93.65

(1)            The Trans World Corporation 2014 Equity Incentive Plan (the “2014 Plan”) authorizes the issuance of shares of common stock, par value $0.001 per share, of the Registrant (“Common Stock”), of which 250,000 shares are being registered hereunder, and 660,750 shares have been registered previously on Form S-8 (Registration No. 333-199630 filed on October 28, 2014. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)             Pursuant to Rule 457(c) and (h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the bid and asked price as of July 11, 2016.

INTRODUCTION

On June 2, 2016, the stockholders of Trans World Corporation (the “Registrant” or the “Company”) approved an amendment to the 2014 Trans World Corporation Equity Incentive Plan (the “Plan”) increasing the number of authorized shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that may become issuable under the Plan by 250,000 shares. Pursuant to General Instruction E of the Form S-8, the Company is filing this registration statement (this “Registration Statement”) on Form S-8 to register such additional shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information.

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the Note in Part I and the rules and regulations of the Securities and Exchange Commission (the “Commission”).

Item 2.         Registrant Information and Employee Plan Annual Information.

The Registrant will provide a written statement to Plan participants advising them of the availability, without charge, upon written or oral request of: (i) the documents incorporated by reference in Item 3 of Part II of this Registration Statement, and stating that these documents are incorporated by reference in the Section 10(a) prospectus; and (ii) other documents required to be delivered to employees pursuant to Rule 428(b). The Registrant is not filing such documents with the Commission in this Registration Statement pursuant to the Note in Part I.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Company has previously registered 660,750 shares of Common Stock issuable under the Plan on the registration statement on Form S-8 (Reg. No. 333-199630) filed with the Commission on October 28, 2014 (the “Prior Registration Statement”). Under this Registration Statement, the Company is registering an additional 250,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statement is incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein. In addition, the description of the Company’s common stock contained in the Company’s Registration Statement SB-2 (File No. 000-25244) under the heading “Description of Our Capital Stock” initially filed with the Commission on June 6, 2006, and any subsequent amendment thereto filed for the purpose of updating such description is incorporated herein by reference.

Items 3 through 7 and 9.

Not required to be filed pursuant to General Instruction E of the Form S-8.

Item 8. Exhibits.

See the Exhibit Index attached to this Registration Statement.

Experts

The consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by WithumSmith + Brown, PC, the Registrant’s independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of July, 2016.

TRANS WORLD CORPORATION

By:	/s/ Rami S. Ramadan
Rami S. Ramadan
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Rami S. Ramadan, his true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature and Title

Dated: July 12, 2016	/s/ Rami S. Ramadan
Rami S. Ramadan, Director, President, Chief Executive Officer (Principal Executive Officer)

Dated: July 12, 2016	/s/ Hung D. Le
Hung D. Le, Chief Financial Officer
(Principal Accounting Officer)

Dated: July 12, 2016	/s/ Max W. Batzer
Max W. Batzer, Director

Dated: July 12, 2016	/s/ Patrick J. Bennett, Sr.
Patrick J. Bennett, Sr., Director

Dated: July 12, 2016	/s/ Michael B. Brodsky
Michael B. Brodsky, Director and Chairman

Dated: July 12, 2016	/s/ Timothy G. Ewing
Timothy G. Ewing, Director

Dated: July 12, 2016	/s/ David E. Goldberg
David E. Goldberg, Director

EXHIBIT INDEX

Item No.	Item	Method of Filing:

3.1(a)	Articles of Incorporation.	Incorporated by reference to Exhibit 3.1 contained in the registration statement on Form SB-2 (File No. 33-85446-A).

3.1(b)	Certificate of Amendment to Articles of Incorporation.	Incorporated by reference to Exhibit 3.1 contained in the Form 10-KSB for the fiscal year ended December 31, 2000 (File No. 0-25244).

3.1(c)	Certificate of Amendment to Articles of Incorporation.	Incorporated by reference to Exhibit 3.1 contained in the Form 10-KSB for the fiscal year ended December 31, 2004 (File No. 0-25244).

3.2(a)	Bylaws.	Incorporated by reference to Exhibit 3.2 contained in the registration statement on Form SB-2 (File No. 33-85446-A).

3.2(b)	Amended Bylaws, dated February 5, 2015.	Incorporated by reference to Exhibit 3.2(b) contained in the Form 8-K filed on February 6, 2015 (File No. 0-25244).

4.1	Specimen Stock Certificate.	Incorporated by reference to Exhibit 4.1 contained in the registration statement on Form SB-2 (File No. 33-85446-A).

5.1	Opinion of the Law Offices of Kirk Halpin & Associates, P.A.	Filed Herewith.

23.1	Consent of Independent Registered Public Accounting Firm	Filed Herewith.

24.1	Power of Attorney.	Contained on signature pages to this Registration Statement.

99.1	Trans World Corporation 2014 Equity Incentive Plan.	Incorporated by reference to Exhibit 99.1 contained in the registration statement on Form S-8 (File No. 333-199630).

99.2	Trans World Corporation 2014 Equity Incentive Plan, as amended as of June 2, 2016.	Filed Herewith.